Exhibit 99.1

    Newmont's First Quarter Net Income of $117 Million, $0.29 Per Share

   DENVER, May 7 /PRNewswire-FirstCall/ -- Newmont Mining Corporation
(NYSE: NEM) today announced first quarter net income of $117.3 million ($0.29 per share), compared to a net loss of $8.7 million ($0.03 per share) for the first quarter of 2002. Net income before the cumulative effect of a change in accounting principle totaled $151.8 million ($0.38 per share). First quarter highlights included:

    * Equity gold sales(1) of 1.78 million ounces at total cash costs of $201 per ounce;(2)

    * Net cash provided by operating activities of $186.1 million, before settlement of derivatives of $50.1 million;

    * Consideration of $180 million received from the sale of the TVX Newmont Americas joint venture interest;

    * Exchange of the Company's 45.7% interest in Echo Bay for a 13.8% interest in Kinross Gold, which had a market value of $266.4 million at the end of the first quarter;

    *  Debt reduction of $156.7 million; and

    *  Reduction of committed hedged ounces by a further 1.44 million ounces.

   Wayne W. Murdy, Chairman and Chief Executive Officer of Newmont, said:
"Our first quarter results reflect the strength of our operating assets as well as our largely unhedged production profile. We continue to meet or exceed the strategic goals of improved profitability, reduced financial leverage and increased exposure to the gold price that we outlined when we acquired Franco-Nevada and Normandy."


                                                        First Quarter
                                                      2003         2002
    Financial (in millions, except per share)
     Sales and other income                          $864.6       $495.8
     Net cash provided by operating activities       $136.0        $71.2
     Net income (loss) applicable to common shares   $117.3        ($8.7)
     Net income (loss) per common share               $0.29       ($0.03)
    Operating
     Equity gold sales (000 ounces)(1)              1,780.5      1,464.8
     Average realized price ($/oz)                     $351         $292
     Total cash costs ($/oz)(2)                        $201         $195
     Total production costs ($/oz)(2)                  $261         $257

    1. Equity gold sales ounces are those attributable to Newmont's ownership or economic interest.

    2. For a reconciliation of total cash costs and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.


   Financial & Operating Review

   First quarter net income applicable to common shares was $117.3 million ($0.29 per share), a substantial improvement over the net loss of $8.7 million ($0.03 per share) for the first quarter of 2002. Net income to common shares before the cumulative effect of a change in accounting principle was $151.8 million ($0.38 per share), compared to a net loss of $16.4 million ($0.06 per share) for the first quarter of 2002.
   The Company's improved performance was the result of a $59 per ounce higher realized gold price (+20%) and a 22% increase in equity gold sold over the year ago quarter (taking into account the February 15, 2002 acquisition date of Franco-Nevada and Normandy). In addition, net income was impacted by a number of non-recurring gains and losses, including:

    -- a $34.5 million ($0.09 per share) non-cash, after-tax charge to recognize the cumulative effect of a change in accounting principle to reflect the implementation of FAS 143, "Accounting for Asset Retirement Obligations";

    -- a $42.2 million ($0.10 per share) non-cash, after-tax gain for the change in fair value of gold derivative instruments that do not qualify as "effective hedges" and are thus recognized in income;

    -- a net $68.0 million ($0.17 per share) non-cash, after-tax gain on the exchange of the Company's 45.7% equity investment in Echo Bay for a 13.8% interest in Kinross Gold;

    -- a $13.0 million ($0.03 per share) after-tax loss on the extinguishment of debt; and

    -- miscellaneous write-downs and legacy-site reclamation accruals totaling $20.5 million ($0.05 per share) after-tax, including a write-down of $11.0 million ($0.03 per share) relating to the Company's equity investment in Australian Magnesium Corporation.

   The Company generated cash from operating activities of $136.0 million for the quarter, after utilizing $50.1 million of operating cash flow for settlement of normal and accelerated deliveries into the acquired Australian hedge books. Cash generated from operating activities before hedge book reductions was $186.1 million.


   Operating Highlights

          North America                              Q1 2003        Q1 2002
    Equity gold sales (000 ozs)                       747.4          727.4
    Total cash costs ($/oz)(1)                         $226           $231

    * The Nevada operations sold 632,900 ounces in the first quarter, a 4% increase over the first quarter of 2002. Production from refractory ores increased to 458,100 ounces (+16%) due to higher tons processed
        (+14%) and improved recovery (+2%). Total cash costs were 5% lower than a year ago at $226 per ounce.

    * Golden Giant in Canada sold 65,200 ounces in the first quarter, a 5% increase over the first quarter of 2002 as higher grades (+45%) offset lower mill throughput. Total cash costs were 16% higher than a year ago at $249 per ounce due to a strengthening Canadian dollar and more labor-intensive mining techniques as the mine matures.

    * Holloway in Canada sold 18,100 equity ounces in the first quarter, a 35% decrease over the first quarter of 2002. Total cash costs were 52% higher than a year ago at $294 per ounce. Declining production and higher total cash costs resulted from a temporary 26% decrease in ore grade due to stope sequencing.

    * La Herradura in Mexico sold 16,600 equity ounces in the first quarter, a 6% increase over the first quarter of 2002. Total cash costs were 30% lower than a year ago at $128 per ounce.


         South America                               Q1 2003        Q1 2002
    Equity gold sales (000 ozs)                       386.9          308.7
    Total cash costs ($/oz)1                           $130           $142


    * Yanacocha in Peru sold 335,100 equity ounces in the first quarter, a 35% increase over the first quarter of 2002, while total cash costs were 9% lower than a year ago at $124 per ounce as tons placed on the leach pads increased (+7%) and the average ore grade increased.

    * Kori Kollo in Bolivia sold 51,800 equity ounces in the first quarter, a 15% decrease from the first quarter of 2002 as lower grade refractory ore (-24%) outweighed higher refractory ore recovery (+13%). Total cash costs were 6% higher than a year ago at $172 per ounce.


          Australia                                  Q1 2003        Q1 2002
    Equity gold sales (000 ozs)                       407.8          238.7
    Total cash costs ($/oz)1                           $235           $167


    * In general, the Australian operations reported higher cash costs over the year ago quarter as a result of:

       -- a stronger Australian dollar, which averaged $0.595 during the quarter (+14% from the year ago quarter), increased cash costs by approximately $28 per ounce;

       -- higher fuel costs, which increased cash costs by approximately $4 per ounce; and

       -- reallocated technical service and administrative costs, which increased cash costs by approximately $14 per ounce.

       In addition, the effective date of the Franco-Nevada and Normandy acquisitions of February 15, 2002, resulted in only six weeks of consolidated results for the first quarter of 2002. This reduces the usefulness of year-to-year comparisons for the first quarter.

    *  Kalgoorlie sold 89,000 equity ounces at total cash costs of $247 per ounce (+15%).  Higher average grades (+10%) and improved recoveries
        (+3%) due to improved roaster availability helped mitigate higher underground mining costs at Mt. Charlotte and the impact of a mill maintenance shutdown brought forward from April.

       The Kalgoorlie Optimization Study, commissioned jointly by Newmont and its joint venture partner, has been completed. The study concluded that, while expansion is not the currently preferred option, there are opportunities to reduce mining costs, improve flotation performance and reduce processing costs.

    * Pajingo sold 74,000 ounces at total cash costs of $113 per ounce. Higher cash costs (+45%) were due to the treatment of some low grade stockpiled material during the quarter.

    * Tanami sold 105,500 equity ounces at total cash costs of $257 per ounce. Higher cash costs (+31%) were the result of a lack of feed from a satellite pit due to a ramp failure and higher underground haulage costs at the Callie deposit.

    * Yandal sold 139,300 ounces at total cash costs of $275 per ounce. Higher cash costs (+49%) were due to lower grades processed (-22%) and higher than normal mill maintenance costs.


      Batu Hijau (Indonesia)                         Q1 2003        Q1 2002
    Equity copper sales (million lbs.)                 69.8           67.6
    Equity gold sales (000 ozs)                        54.3           40.3
    Net cash costs ($/lb Cu)1                         $0.31          $0.42


    * Batu Hijau had another impressive quarter, with a 26% reduction in net cash costs to $0.31 per pound from the year ago quarter, driven largely by significantly higher gold by-product credits.

    * Copper sales for the quarter were 3% higher than the first quarter of 2002 as higher tons processed (+7%) and higher average grade (+8%) more than offset marginally lower recoveries.

    * Batu Hijau realized an average copper price during the quarter of $0.76, compared to $0.77 for the year ago quarter.


       Other Operations                              Q1 2003       Q1 2002
    Equity gold sales (000 ozs)                       146.4          125.5
    Total cash costs ($/oz)1                           $169           $163


    * At Zarafshan in Uzbekistan, 60,100 equity ounces were sold in the first quarter, a 15% increase over the year ago quarter. The increase was largely the result of the timing of sales as production was marginally lower than the year ago quarter. Total cash costs were essentially unchanged from a year ago at $142 per ounce.

    * At Ovacik in Turkey, 35,000 ounces were sold in the first quarter. Total cash costs were 19% lower than the year ago quarter at $126 per ounce, as lower grades (-33%) were more than offset by higher mill throughput and lower mining and administrative costs.

    * At Martha in New Zealand, 19,600 equity ounces were sold in the first quarter at total cash costs of $219 per ounce. Total cash costs were 18% higher than the year ago quarter due to a longer than planned mill maintenance shutdown and increased pit wall remedial work.

    * At Minahasa in Indonesia, 31,700 equity ounces were sold in the first quarter, a reduction of 24% over the year ago quarter. Mining ceased at Minahasa in October 2001, however, processing of stockpiled ore is expected to continue through the end of the year. Total cash costs were $236 per ounce, 29% higher than the year ago quarter due to reduced production and increased closure-related costs.

    1. For a reconciliation of total cash costs per ounce or net cash costs per pound (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.


   Other Highlights

   Cash Position
   Cash and cash equivalents totaled $380.3 million at the end of the first quarter. During the quarter, cash was primarily utilized for:

    --  early extinquishment of debt ($135.8 million);

    --  settlement of derivatives in the non-Yandal hedge books
        ($54.2 million in total, reported in the cash flow statement as $50.1 million in operating activities and $4.1 million in investing activities);

    -- capital expenditures on property, plant and mine development ($81.3 million); and

    -- an increase in the Company's equity investment in Australian Magnesium Corporation, in line with the contractual obligations assumed with the Normandy acquisition ($56.2 million).

   Debt Reduction
   The Company's balance sheet continues to strengthen with net debt to capitalization dropping to approximately 18% at the end of the first quarter, from approximately 20% at year-end 2002.
   During the first quarter, the Company spent $135.8 million on the early extinquishment of debt, recognizing a pre-tax loss on extinguishment of $19.5 million. The Company will consider repurchasing additional long-term debt on an opportunistic basis going forward and as a result may incur similar losses in the future.

   Australian Gold Hedge Books
   In line with the Company's no-hedging philosophy, the Australian gold hedge books were reduced by 1.44 million committed ounces and 115,000 uncommitted ounces during the first quarter. The hedge book reduction in committed ounces was achieved through the delivery or closeout of approximately 515,000 ounces, and the repurchase of approximately
929,500 ounces at a cost of $36.9 million.
   At the end of the first quarter, the acquired Australian gold hedge books stood at 3.7 million committed ounces and 1.4 million uncommitted ounces, with a negative mark-to-market valuation of approximately $224 million. Three-quarters, or $169 million, of the negative mark-to-market valuation relates to the Yandal Operations hedge book, which is non-recourse to Newmont. Minimum scheduled deliveries for the remaining three-quarters of 2003 are approximately 830,000 committed ounces.
   As of May 2, 2003, the Company had repurchased a further
1,031,000 committed ounces and delivered 22,000 committed ounces in the second quarter, reducing the committed hedge position to 2.6 million ounces and the negative mark-to-market value to approximately $140 million. Essentially, the only remaining hedge obligations from the Australian hedge books are in the Yandal Operations hedge book.

   Newmont Capital
   The Company continues to make significant progress disposing of non-core assets and simplifying its corporate structure. Highlights include:

    -- the receipt of $170.6 million from the sale of the TVX Newmont Americas joint venture assets, with the escrowed balance of $9.4 million received in April;

    -- the exchange of the Company's 45.7% equity investment in Echo Bay for a 13.8% interest in Kinross Gold;

    -- the take-out of the minority interests in Newmont NFM was completed on April 14 at a cost of approximately $115 million, comprising
        4.4 million Newmont common shares with a market value of approximately $105 million and cash consideration of approximately $10 million. The Company now owns 100% of the Tanami operations. Newmont NFM will be delisted from the ASX; and

    -- the successful takeover bid for the outstanding 10.83% of Otter Gold Mines Limited, at a cost of approximately $2 million. The Company has initiated the compulsory acquisition process and anticipates that it will own 100% of Otter by the end of the second quarter of 2003. Otter was delisted from the ASX on March 24.


   Exploration & Project Development

   Exploration
   At the end of the first quarter, there were 92 drill rigs in operation around the world. Exploration highlights during the quarter included continuing positive results from the Ahafo and Akyem projects in Ghana. In addition, deep drilling in the Gold Quarry pit beneath the Dos Equis and Chukar deposits has intersected mineralization that will be further investigated for potential pit expansion or underground mining.
   At the Ghanaian projects, the 2003 drilling program is designed to convert mineralized material to reserves and to expand the ultimate pit limits at Akyem. The budgeted drilling program may be increased should the Company continue to see positive results. The Company anticipates making a project development decision by year-end 2003.

   Project Development
   Development of the Gold Quarry South Layback (GQSL) and Leeville projects in Nevada is proceeding on budget and on schedule. GQSL is scheduled to produce its first gold in the fourth quarter of 2003. GQSL is expected to produce 2.7 million ounces, with annual average gold sales of between 420,000 and 440,000 ounces at total cash costs of between $200 and $215 per ounce over six years. Total capital expenditures are expected to be approximately $37 million.
   At Leeville, the sinking of a ventilation shaft and adjacent production shaft to an ultimate depth of 2,000 feet commenced in the quarter. The Leeville underground mine is scheduled to begin gold production in the fourth quarter of 2005 or early in 2006. Over the current mine life of seven years, Leeville is expected to average 500,000 to 550,000 ounces of annual gold sales at total cash costs of between $195 and $205 per ounce. Total capital expenditures are expected to be approximately $185 million.


    Statements of Consolidated Operations

                                              Three Months Ended March 31,
                                                   2003           2002
                                                      (unaudited)
                                            (in thousands, except per share)

   Sales and other income
     Sales - gold                                $714,556       $482,234
     Sales - base metals, net                      19,433          9,370
     Royalties                                     14,480          3,800
     Gain on exchange of Echo Bay shares
      for Kinross shares, net                      84,337             --
     Dividends, interest, foreign currency
      exchange and other income                    31,839            415
                                                  864,645        495,819
   Costs and expenses
     Costs applicable to sales - gold             394,558        320,485
     Costs applicable to sales - base metals
      and other                                    12,125         10,502
     Depreciation, depletion and amortization     130,593        102,186
     Exploration and research                      21,472         11,567
     General and administrative                    26,410         21,315
     Interest, net of capitalized interest         29,946         31,137
     Loss on extinguishment of debt                19,530             --
     Write-down of assets                           7,688          8,253
     Other                                         22,019            870
                                                  664,341        506,315
                                                  200,304        (10,496)
   Gain on gold commodity derivative
    instruments, net                               55,025          6,331
   Pre-tax income (loss) before minority
    interest, equity income of affiliates
    and cumulative effect of a change in
    accounting principle                          255,329         (4,165)
   Income tax expense                             (62,563)        (1,188)
   Minority interest in income of subsidiaries    (37,789)       (10,550)
   Equity (loss) income and impairment
    of affiliates                                  (3,189)         1,404
   Net income (loss) before cumulative effect
    of a change in accounting principle           151,788        (14,499)
   Cumulative effect of a change in
    accounting principle, net of tax              (34,533)         7,701
   Net income (loss)                              117,255         (6,798)
   Preferred stock dividends                           --         (1,869)
   Net income (loss) applicable to
    common shares                                $117,255        $(8,667)
   Net income (loss) per common share before
    cumulative effect of a change in
    accounting principle, basic and diluted         $0.38         $(0.06)
   Cumulative effect of a change in accounting
    principle per common share, basic and diluted   (0.09)          0.03
   Net income (loss) per common share,
    basic and diluted                               $0.29         $(0.03)
   Basic weighted average common shares
    outstanding                                   401,890        281,467
   Diluted weighted average common shares
    outstanding                                   404,219        281,467
   Cash dividends declared per common share         $0.04          $0.03


    Consolidated Balance Sheets

                                                March 31,     December 31,
                                                   2003           2002
                                                      (unaudited)
                                                     (in thousands)

                         ASSETS
   Cash and cash equivalents                     $380,316       $401,683
   Short-term investments                          12,024         13,188
   Accounts receivable                             27,519         44,510
   Inventories                                    503,213        498,317
   Prepaid taxes                                   19,365         28,335
   Derivative instruments                           1,446          4,575
   Deferred stripping costs                        30,184         32,085
   Deferred income tax assets                      47,912         51,451
   Other current assets                            38,977         39,112
     Current assets                             1,060,956      1,113,256

   Property, plant and mine development, net 2,360,336 2,317,880 Mineral interests and other
    intangible assets, net                      1,408,284      1,415,348
   Investments                                    820,500      1,155,852
   Marketable securities                          266,444             --
   Deferred stripping costs                        31,565         23,302
   Long-term inventories                          228,828        199,761
   Derivative instruments                           3,986          3,022
   Deferred income tax assets                     834,886        761,428
   Other long-term assets                         146,704        140,093
   Goodwill                                     3,006,086      3,024,576
       Total assets                           $10,168,575    $10,154,518

                      LIABILITIES
   Current portion of long-term debt              $82,858       $115,322
   Accounts payable                               126,879        105,277
   Deferred income tax liabilities                  7,478         28,469
   Derivative instruments                          53,371         74,999
   Other accrued liabilities                      431,695        369,396
     Current liabilities                          702,281        693,463

   Long-term debt                               1,577,054      1,701,282
   Reclamation and remediation liabilities        423,617        288,536
   Deferred revenue from sale of
    future production                              53,841         53,841
   Derivative instruments                         189,925        388,659
   Deferred income tax liabilities                678,042        656,452
   Employee related benefits                      225,777        234,103
   Other long-term liabilities                    369,746        364,376
       Total liabilities                        4,220,284      4,380,712

   Minority interest in subsidiaries              375,124        354,558

                  STOCKHOLDERS' EQUITY
   Total stockholders' equity                   5,573,167      5,419,248
   Total liabilities and
    stockholders' equity                      $10,168,575    $10,154,518


   Statement of Consolidated Cash Flows

                                               Three Months Ended March 31,
                                                   2003            2002
                                                       (unaudited)
                                                      (in thousands)
   Operating activities:
    Net income (loss)                            $117,255        $(6,798)
     Adjustments to reconcile net income
      (loss) to net cash provided by
      operating activities:
       Depreciation, depletion and
        amortization                              130,593        102,186
       Amortization of deferred stripping
        costs, net                                 (6,362)         6,049
       Deferred tax benefit                       (35,400)        (4,293)
       Foreign currency exchange loss             (19,973)         3,621
       Minority interest, net of dividends         37,789         10,550
       Undistributed (gains) losses of
        affiliated companies                        8,514         (1,404)
       Write-down of assets                         7,688          8,253
       Cumulative effect of a change in
        accounting principle, net of tax           34,533         (7,701)
       Loss on extinguishment of debt              19,530             --
       Gain on exchange of Echo Bay shares
        for Kinross shares, net                   (84,337)            --
        Loss (gain) on sale of assets and other      1,168         (4,451)
       Unrealized gain on derivative
        instruments                               (64,849)        (6,331)
     (Increase) decrease in operating assets:
       Accounts receivable                          5,855         18,920
       Inventories                                (23,480)         5,305
       Other assets                                (1,991)        16,642
     Increase (decrease) in operating
      liabilities:
       Accounts payable and other accrued
        liabilities                                61,018        (40,744)
       Derivatives                                (17,328)            --
       Early settlement of derivatives
        classified as cash flow hedges            (32,779)            --
       Other liabilities                           (1,448)       (28,649)
         Net cash provided by operating
          activities                              135,996         71,155

   Investing activities:
     Additions to property, plant and
      mine development                            (81,311)       (51,830)
     Advances to joint ventures and affiliates    (56,224)       (24,750)
     Proceeds from sale of short-term
      investments                                      --        406,731
     Proceeds from the sale of
      TVX Newmont Americas                        170,625             --
     Early settlement of other derivatives         (4,097)            --
     Cash consideration for Normandy shares            --       (440,528)
     Cash received from acquisitions, net of
      transaction costs                                --        422,215
     Proceeds from asset sales and other            2,381            269
       Net cash provided by investing activities   31,374        312,107

   Financing activities:
     Proceeds from long-term debt                      --        450,431
     Repayment of long-term debt                 (182,787)      (475,244)
     Dividends paid on common and
      preferred stock                             (16,089)       (13,792)
     Proceeds from stock issuance and other           934         15,739
       Net cash used in financing activities     (197,942)       (22,866)
   Effect of exchange rate changes on cash          9,205          1,731

   Net change in cash and cash equivalents        (21,367)       362,127
   Cash and cash equivalents at beginning
    of period                                     401,683        149,431
   Cash and cash equivalents at end of period    $380,316       $511,558


   Operating Statistics Summary

                        North America     South America        Australia
   Three Months Ended
    March 31,           2003     2002     2003     2002      2003     2002
   Production Costs
    Per Ounce:
    Direct mining and
     production costs   $234     $222     $130     $142      $222     $153
    Capitalized mining
     & other             (17)       5       (4)      (3)        1        6
    Cash operating
     costs               217      227      126      139       223      159
    Royalties and
     production taxes      9        4        4        3        12        8
    Total cash costs     226      231      130      142       235      167
    Reclamation and
     mine closure costs    3        3        4        3         2        4
    Total costs
     applicable
     to sales            229      234      134      145       237      171
    Non-cash inventory
     adjustment           --        1       --       --        --       13
    Depreciation and
     amortization         56       50       54       70        60       56
    Depreciation and
     amortization
     adjustment           --       (1)      --       --        --        1
    Total production
     costs              $285     $284     $188     $215      $297     $241
   Consolidated gold
     sales (000 ozs.)  747.4    727.4    711.6    552.1     425.2    247.0

   Equity gold sales
    (000 ozs.)         747.4    727.4    386.9    308.7     407.8    238.7

   Average realized
    price per equity
    ounce               $349     $291     $352     $290      $349     $295


                          Other (1)    Equity Investments        Total
                                        and Other (2) (3)
   Three Months Ended
    March 31,           2003     2002     2003     2002      2003     2002
   Production Costs
    Per Ounce:
    Direct mining and
     production costs   $161     $159       --       --      $201     $187
    Capitalized mining
     & other               4        1       --       --        (8)       3
    Cash operating
     costs               165      160       --       --       193      190
    Royalties and
     production taxes      4        3       --       --         8        5
    Total cash costs     169      163       --       --       201      195
    Reclamation and
     mine closure costs    2        3       --       --         3        3
    Total costs
     applicable
     to sales            171      166       --       --       204      198
    Non-cash inventory
     adjustment           --        3       --       --        --        3
    Depreciation and
     amortization         65       61       --       --        57       57
    Depreciation and
     amortization
     adjustment           --       (1)      --       --        --       (1)
    Total production
     costs              $236     $229       --       --      $261     $257
   Consolidated gold
    sales (000 ozs.)   149.8    128.2      2.0       --   2,036.0  1,654.7

   Equity gold sales
    (000 ozs.)         146.4    125.5     92.0     64.5   1,780.5  1,464.8

   Average realized
    price per equity
    ounce               $352     $290       --       --      $351     $292

   Copper Summary

   Equity copper
    production
    (millions of lbs.)                                       99.4    126.9
   Equity copper sales
    (millions of lbs.)                                       91.1     77.7
   Net cash cost per
    equity pound                                            $0.36    $0.52
   Average realized
    price per pound                                         $0.78    $0.77

    (1) Other includes Ovacik (Turkey), Zarafshan (Uzbekistan), Minahasa (Indonesia) and Martha (New Zealand).
    (2) Equity investments comprise Batu Hijau, TVX Newmont Americas and Echo Bay Mining Limited.
    (3) Includes 2,000 ounces from the wholly-owned Golden Grove zinc/copper mine in 2003.


   Updated 2003 Guidance

                                              Equity Gold        Total
                                                 Sales         Cash Costs
                                                (000 oz)         ($/oz)
   North America
   Nevada                                           2,550           $220
   Mesquite                                            45           $160
   Golden Giant                                       230           $225
   Holloway                                            75           $240
   La Herradura                                        70           $155
   Sub-total                                 ~2,900-3,000     ~$215-$220

   South America
   Yanacocha                                        1,300           $120
   Kori Kollo                                         135           $220
   Sub-total                                 ~1,415-1,475     ~$125-$130

   Australia
   Kalgoorlie                                         360           $270
   Pajingo                                            325           $120
   Tanami                                             560           $240
   Yandal                                             620           $260
   Sub-total                                 ~1,850-1,900     ~$225-$230

   Other
   Martha                                             100           $190
   Zarafshan                                          210           $150
   Minahasa                                           100           $260
   Ovacik                                             140           $150
   Sub-total                                     ~520-570      ~$170-180

   Equity Investments
   Batu Hijau                                         275             --

   TOTAL                                     ~7,100-7,300     ~$195-$200


                                                  Equity
                                                 Copper &        Net
                                                 Zinc Sales    Cash Costs
                                               (million lbs)    ($/lb)

   Batu Hijau - Copper                           ~340-360   ~$0.28-$0.30
   Golden Grove - Copper                           ~40-45   ~$0.60-$0.63
   Golden Grove - Zinc                           ~180-190   ~$0.28-$0.31


   Financial Projections (in millions, except tax rate)

   Royalty revenue                                       $40 - $50
   Depreciation, depletion & amortization              $570 - $600
   Exploration, research and development                $95 - $100
   General and administrative                           $95 - $100
   Interest expense                                     $90 - $100
   Tax rate (assuming $340/oz gold)                      18% - 25%
   Capital expenditures                                $560 - $580


   Sensitivity to Changes in the Gold Price

   An annualized $10 change in the gold price changes annual net income by approximately $42 million, assuming all other factors remain constant.
   An annualized $10 change in the gold price changes annual cash generated by operating activities by approximately $53 million, assuming all other factors remain constant.


   Supplemental Information

    1.  Gold Production Summary - Americas

                                            Nevada               Canada
     Three months ended March 31,       2003       2002      2003     2002
   Tons Mined (000 dry short tons):
     Open-Pit                         44,860     34,249       n/a      n/a
     Underground                         406        292       336      399
   Tons Milled/Processed (000):
     Oxide                               411      1,128       346      408
     Refractory                        2,395      2,101       n/a      n/a
     Leach                             3,066      4,277       n/a      n/a
   Average Ore Grade (oz/ton):
     Oxide                             0.194      0.104     0.255    0.212
     Refractory                        0.215      0.213       n/a      n/a
     Leach                             0.028      0.026       n/a      n/a
   Average Mill Recovery Rate:
     Oxide                             88.6%      70.1%     95.3%    94.7%
     Refractory                        89.5%      87.9%       n/a      n/a
   Ounces Produced (000):              626.3      607.7      84.5     88.9
   Equity Ounces Produced (000):
     Oxide                              73.4       90.5      84.5     88.9
     Refractory                        458.1      393.9       n/a      n/a
     Leach                              94.8      123.3       n/a      n/a
     Total                             626.3      607.7      84.5     88.9
   Equity Ounces Sold (000)            632.9      606.1      83.3     90.2

   Production Costs Per Ounce:
    Direct mining and production costs  $235       $226      $256     $207
    Capitalized mining & other           (20)         7         2        1
    Cash operating costs                 215        233       258      208
    Royalties and production taxes        11          5         1        1
    Total cash costs                     226        238       259      209
    Reclamation and mine closure costs     2          2         6        5
    Total costs applicable to sales      228        240       265      214
    Non-cash inventory adjustment         --          1        --       --
    Depreciation and amortization         50         46       102       70
    Depreciation and amortization
     adjustment                           --         (1)       --       --
    Total production costs              $278       $286      $367     $284


                                          Yanacocha,          Kori Kollo,
                                             Peru               Bolivia
     Three months ended March 31,       2003       2002      2003     2002
   Tons Mined (000 dry short tons):
     Open-Pit                         47,460     48,719     4,398    4,487
     Underground                         n/a        n/a       n/a      n/a
   Tons Milled/Processed (000):
     Oxide                               n/a        n/a       n/a      n/a
     Refractory                          n/a        n/a     1,794    1,852
     Leach                            32,822     30,729     1,476    1,435
   Average Ore Grade (oz/ton):
     Oxide                               n/a        n/a       n/a      n/a
     Refractory                          n/a        n/a     0.037    0.049
     Leach                             0.027      0.020     0.017    0.018
   Average Mill Recovery Rate:
     Oxide                               n/a        n/a       n/a      n/a
     Refractory                          n/a        n/a     64.3%    57.1%
   Ounces Produced (000):              639.4      471.5      57.8     70.1
   Equity Ounces Produced (000):
     Oxide                               n/a        n/a       n/a      n/a
     Refractory                          n/a        n/a      37.3     46.6
     Leach                             328.3      242.1      13.5     15.1
     Total                             328.3      242.1      50.8     61.7
   Equity Ounces Sold (000)            335.1      248.1      51.8     60.6

   Production Costs Per Ounce:
    Direct mining and production costs  $121       $135      $183     $170
    Capitalized mining & other            (2)        (2)      (11)      (7)
    Cash operating costs                 119        133       172      163
    Royalties and production taxes         5          4        --       --
    Total cash costs                     124        137       172      163
    Reclamation and mine closure costs     2          3         8        4
    Total costs applicable to sales      126        140       180      167
    Non-cash inventory adjustment         --         --        --       --
    Depreciation and amortization         58         76        36       45
    Depreciation and amortization
     adjustment                           --         --        --       --
    Total production costs              $184       $216      $216     $212


                                                               Other (1)
     Three months ended March 31,                            2003     2002
   Tons Mined (000 dry short tons):
     Open-Pit                                               2,758    2,867
     Underground                                              n/a      n/a
   Tons Milled/Processed (000):
     Oxide                                                    n/a      n/a
     Refractory                                               n/a      n/a
     Leach                                                    957      919
   Average Ore Grade (oz/ton):
     Oxide                                                    n/a      n/a
     Refractory                                               n/a      n/a
     Leach                                                  0.026    0.026
   Average Mill Recovery Rate:
     Oxide                                                    n/a      n/a
     Refractory                                               n/a      n/a
   Ounces Produced (000):                                    31.2     31.1
   Equity Ounces Produced (000):
     Oxide                                                    n/a      n/a
     Refractory                                               n/a      n/a
     Leach                                                   31.2     31.1
     Total                                                   31.2     31.1
   Equity Ounces Sold (000)                                  31.2     31.1

   Production Costs Per Ounce:
    Direct mining and production costs                       $145     $175
    Capitalized mining & other                                 (4)      (9)
    Cash operating costs                                      141      166
    Royalties and production taxes                              8        3
    Total cash costs                                          149      169
    Reclamation and mine closure costs                          3        2
    Total costs applicable to sales                           152      171
    Non-cash inventory adjustment                              --       --
    Depreciation and amortization                              56       73
    Depreciation and amortization
     adjustment                                                --       --
    Total production costs                                   $208     $244

    (1) Other includes La Herradura and Mesquite


    2.  Gold Production Summary - Australia

                                          Kalgoorlie            Pajingo
    Three Months Ended March 31,        2003       2002      2003     2002
   Tons Mined (000 dry short tons)    11,195      5,800       173      157
    Tons Milled/Processed               1,637        918       193      164
   Average Ore Grade (oz/ton)          0.067      0.061     0.395    0.393
   Average Mill Recovery Rate          85.6%      83.2%     96.8%    97.0%
   Ounces Produced (000)                91.8       48.3      73.3     64.0
   Equity Ounces Produced (000)         91.8       48.3      73.3     64.0
   Equity Ounces Sold (000)             89.0       41.1      74.0     57.0

   Production Costs Per Ounce:
    Direct mining and production costs  $238       $186      $107      $79
    Capitalized mining & other            --         21        (4)      (6)
    Cash operating costs                 238        207       103       73
    Royalties and production taxes         9          7        10        5
    Total cash costs                     247        214       113       78
    Reclamation and mine closure costs     5          6        --        4
    Total costs applicable to sales      252        220       113       82
    Non-cash inventory adjustment         --         43        --       10
    Depreciation and amortization         18         36        75       32
    Depreciation and amortization
     adjustment                           --         (8)       --       29
   Total production costs               $270       $291      $188     $153


                                            Tanami              Yandal
    Three Months Ended March 31,        2003       2002      2003     2002
   Tons Mined (000 dry short tons)     5,359      3,127       855    3,363
   Tons Milled/Processed               1,098        503     1,357      755
   Average Ore Grade (oz/ton)          0.130      0.125     0.111    0.142
   Average Mill Recovery Rate          95.7%      92.0%     92.1%    92.1%
   Ounces Produced (000)               135.4       67.2     145.1     98.6
   Equity Ounces Produced (000)        116.3       58.1     145.1     98.6
   Equity Ounces Sold (000)            105.5       53.5     139.3     87.1

   Production Costs Per Ounce:
    Direct mining and production costs  $253       $185      $250     $165
    Capitalized mining & other           (16)        --        16       12
    Cash operating costs                 237        185       266      177
    Royalties and production taxes        20         11         9        7
    Total cash costs                     257        196       275      184
    Reclamation and mine closure costs    (2)         3         5        6
    Total costs applicable to sales      255        199       280      190
    Non-cash inventory adjustment         --          6        --        5
    Depreciation and amortization         62         33        76       96
    Depreciation and amortization
     adjustment                           --         18        --      (24)
    Total production costs              $317       $256      $356     $267


    3.  Gold Production Summary - Other

                                           Zarafshan,           Ovacik,
                                           Uzbekistan           Turkey
    Three Months Ended March 31,        2003       2002      2003     2002
   Tons Mined (000 dry short tons)       n/a        n/a       890      583
   Tons Milled/Processed:
     Leach                             1,994      1,902        --       --
     Mill                                n/a        n/a       127       41
   Average Ore Grade (oz/ton)          0.044      0.048     0.307    0.457
   Average Mill Recovery Rate            n/a        n/a     93.2%    92.4%
   Ounces Produced (000)                57.9       62.4      37.5     18.1
   Equity Ounces Produced (000)         57.9       62.4      37.5     18.1
   Equity Ounces Sold (000)             60.1       52.4      35.0     16.8

   Production Costs Per Ounce:
    Direct mining and production costs  $140       $140      $108     $149
    Capitalized mining & other             2          3         6       (4)
    Cash operating costs                 142        143       114      145
    Royalties and production taxes        --         --        12       10
    Total cash costs                     142        143       126      155
    Reclamation and mine closure costs     2          1         1        3
    Total costs applicable to sales      144        144       127      158
    Non-cash inventory adjustment         --         --        --       20
    Depreciation and amortization         42         44        97       50
    Depreciation and amortization
     adjustment                           --         --        --       (7)
   Total production costs               $186       $188      $224     $221


                                            Martha,            Minahasa,
                                          New Zealand          Indonesia
    Three Months Ended March 31,        2003       2002      2003     2002
   Tons Mined (000 dry short tons)       764        664        --       --
   Tons Milled/Processed:
     Leach                                --         --        --       --
     Mill                                293        166       185      166
   Average Ore Grade (oz/ton)          0.096      0.088     0.179    0.234
   Average Mill Recovery Rate          90.2%      90.2%     90.0%    92.5%
   Ounces Produced (000)                25.1       13.9      30.5     40.3
   Equity Ounces Produced (000)         23.4       13.9      28.7     37.9
   Equity Ounces Sold (000)             19.6       14.5      31.7     41.8

   Production Costs Per Ounce:
    Direct mining and production costs  $209       $186      $228     $177
    Capitalized mining & other            10         (1)        3        3
    Cash operating costs                 219        185       231      180
    Royalties and production taxes        --         --         5        3
    Total cash costs                     219        185       236      183
    Reclamation and mine closure costs     3         11         4        3
    Total costs applicable to sales      222        196       240      186
    Non-cash inventory adjustment         --          6        --       --
    Depreciation and amortization        101        127        50       64
    Depreciation and amortization
     adjustment                           --         (2)       --       --
    Total production costs              $323       $327      $290     $250


    4.  Base Metals - Batu Hijau and Golden Grove

   Three Months Ended March 31,
            Batu Hijau                                2003           2002
   Total tons mined (000)                            51,636         53,163
   Dry tons processed (000)                          12,588         11,809
   Average copper grade                               0.69%          0.64%
   Average recovery rate                              87.9%          88.3%
   Copper pounds produced (000)                     152,308        132,689
   Equity copper pounds produced (000)               85,673         74,638
   Equity copper pounds sold (000)                   69,848         67,600
   Copper price per pound                             $0.76          $0.77

   Equity ounces of gold sold (000)                    54.3           40.3

   Equity net cash cost per pound                     $0.31          $0.42
   Equity noncash cost per pound                       0.21           0.23
   Equity total production cost per pound             $0.52          $0.65


   Three Months Ended March 31,
           Golden Grove                               2003           2002
   Total tons mined                                 323,215        161,819
   Dry tons processed                               346,141        147,331

   Average copper grade                               5.79%          4.02%
   Average copper recovery rate                       90.8%          91.7%
   Copper pounds produced (000)                      13,747         52,302
   Copper pounds sold (000)                          21,289         10,135
   Copper price per pound                             $0.84          $0.72
   Copper cash cost per pound                         $0.53          $1.05

   Average zinc grade                                12.60%         13.30%
   Average zinc recovery rate                         92.6%          88.4%
   Zinc produced pounds (000)                        39,805          5,878
   Zinc sold pounds (000)                            24,913             --
   Zinc price per pound                               $0.36             --
   Zinc cash cost per pound                           $0.31             --

   Ounces of gold sold (000)                            2.0             --
   Ounces of silver sold (000)                        223.3           40.8


    5. Reconciliation of Costs Applicable to Sales to Total Cash Costs Per Ounce and Per pound, and Total Production Costs Per Ounce and Per
         Pound

   The total cash costs and total production costs per ounce or pound are non-GAAP performance measures that are intended to provide investors with information about the cash generating capacities and profitability of Newmont's mining operations. Newmont's management uses these measures for the same purpose and for monitoring the performance of its mining operations. These measures differ from measures determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance or liquidity determined in accordance with GAAP. These measures were developed in conjunction with gold mining companies associated with the Gold Institute in an effort to provide a level of comparability; however, Newmont's measures may not be comparable to similarly-titled measures of other companies.


   Three Months                                                       Total
    Ended                                   La      Golden            North
    March 31,         Nevada   Mesquite  Herradura  Giant  Holloway  America
    2003
   Costs applicable
    to sales
    under GAAP       $144.5       $2.6    $2.2    $16.7      $5.4   $171.4
    Minority
     interest            --         --      --       --        --       --
    Reclamation
     accrual           (1.2)      (0.1)     --     (0.5)     (0.1)    (1.9)
    Non-Cash
     inventory
     adjustment          --         --      --       --        --       --
    Other              (0.4)        --      --       --        --     (0.4)

   Total cash cost
    for per ounce
    calculations      142.9        2.5     2.2     16.2       5.3    169.1
    Reclamation
     and other          1.2        0.1      --      0.5       0.1      1.9
    Depreciation,
     depletion and
     amortization      31.6        0.9     0.8      7.2       1.3     41.8
    Minority
     interest            --         --      --       --        --       --

   Total production
    cost for per ounce
    calculations     $175.7       $3.5    $3.0    $23.9      $6.7   $212.8

   Equity ounces
    sold (000)        632.9       14.6    16.6     65.2      18.1    747.4
   Equity cash cost
    per ounce sold     $226       $173    $128     $249      $294     $226
   Equity total
    production cost
    per ounce sold     $278       $239    $180     $366      $370     $285


   Three Months
    Ended                        Kori  Total South
    March 31,       Yanacocha    Kollo   America Pajingo  Kalgoorlie  Yandal
    2003
   Costs applicable
    to sales
    under GAAP        $85.5      $10.6   $96.1     $8.4     $22.4    $39.0
    Minority
     interest         (43.2)      (1.3)  (44.5)      --        --       --
    Reclamation
     accrual           (0.8)      (0.4)   (1.2)      --      (0.5)    (0.7)
    Non-Cash
     inventory
     adjustment          --         --      --       --        --       --
    Other               0.1         --     0.1       --        --       --

   Total cash cost
    for per ounce
    calculations       41.6        8.9    50.5      8.4      21.9     38.3
    Reclamation
     and other          0.8        0.4     1.2       --       0.5      0.7
    Depreciation,
     depletion and
     amortization      35.5        2.2    37.7      5.6       1.6     10.6
    Minority
     interest         (16.2)      (0.3)  (16.5)      --        --       --

   Total production
    cost for per ounce
    calculations      $61.7      $11.2   $72.9    $14.0     $24.0    $49.6

   Equity ounces
    sold (000)        335.1       51.8   386.9     74.0      89.0    139.3
   Equity cash cost
    per ounce sold     $124       $172    $130     $113      $247     $275
   Equity total
    production cost
    per ounce sold     $184       $216    $188     $188      $270     $356


   Three Months
    Ended             NFM      Total   Zarafshan,
    March 31,        Tanami  Australia Uzbekistan  Minahasa  Martha  Ovacik
    2003
   Costs applicable
    to sales
    under GAAP        $31.6     $101.4    $8.6     $8.1      $4.7     $4.4
    Minority
     interest          (4.4)      (4.4)     --       --      (0.3)      --
    Reclamation
     accrual            0.1       (1.1)   (0.1)      --      (0.1)    (0.1)
    Non-Cash
     inventory
     adjustment          --         --      --       --        --       --
    Other                --         --      --     (0.5)       --       --

   Total cash cost
    for per ounce
    calculations       27.3       95.9     8.5      7.6       4.3      4.3
    Reclamation
     and other         (0.1)       1.1     0.1       --       0.1      0.1
    Depreciation,
     depletion and
     amortization       7.6       25.4     2.6      1.7       2.0      3.4
    Minority
     interest          (1.1)      (1.1)     --     (0.1)       --       --

   Total production
    cost for per ounce
    calculations      $33.7     $121.3   $11.2     $9.2      $6.4     $7.8

   Equity ounces
    sold (000)        105.5      407.8    60.1     31.7      19.6     35.0
   Equity cash cost
    per ounce sold     $257       $235    $142     $236      $219     $126
   Equity total
    production cost
    per ounce sold     $317       $297    $186     $290      $323     $224


   Three Months        Total
    Ended              Other     Total   Golden  Other Non-
    March 31,      International  Gold   Grove      Gold   Consolidated
    2003
   Costs applicable
    to sales
    under GAAP        $25.8     $394.7   $11.9     $0.1    $406.7
    Minority
     interest          (0.3)     (49.2)     --       --     (49.2)
    Reclamation
     accrual           (0.3)      (4.5)   (0.1)      --      (4.6)
    Non-Cash
     inventory
     adjustment          --         --      --       --        --
    Other              (0.5)      (0.8)  (11.8)    (0.1)    (12.7)

   Total cash cost
    for per ounce
    calculations       24.7      340.2      --       --     340.2
    Reclamation
     and other          0.3        4.5     0.1       --       4.6
    Depreciation,
     depletion and
     amortization       9.7      114.6     7.1      8.9     130.6
    Minority
     interest          (0.1)     (17.7)   (7.2)    (8.9)    (33.8)

   Total production
    cost for per ounce
    calculations      $34.6     $441.6      --       --    $441.6

   Equity ounces
    sold (000)        146.4    1,688.5     n/a      n/a   1,688.5
   Equity cash cost
    per ounce sold     $169       $201     n/a      n/a      $201
   Equity total
    production cost
    per ounce sold     $236       $261     n/a      n/a      $261


   Three Months                                                       Total
    Ended                                   La     Golden             North
    March 31,        Nevada    Mesquite Herradura   Giant  Holloway  America
    2002
   Costs applicable
    to sales
    under GAAP       $146.5       $2.4    $2.9    $13.7      $5.6   $171.1
    Minority
     interest            --         --      --       --        --       --
    Reclamation
     accrual           (1.5)        --      --     (0.3)     (0.1)    (1.9)
    Non-Cash
     inventory
     adjustment        (0.8)        --      --       --        --     (0.8)
    Other                --         --      --       --        --       --

   Total cash cost
    for per ounce
    calculations      144.2        2.4     2.9     13.4       5.5    168.4
    Reclamation
     and other          2.3         --      --      0.3       0.1      2.7
    Depreciation,
     depletion and
     amortization      26.8        1.5     0.8      4.5       1.8     35.4
    Minority
     interest            --         --      --       --        --       --

   Total production
    cost for per ounce
    calculations     $173.3       $3.9    $3.7    $18.2      $7.4   $206.5

   Equity ounces
    sold (000)        606.1       15.5    15.6     62.3      27.9    727.4
   Equity cash cost
    per ounce sold     $238       $156    $183     $215      $194     $231
   Equity total
    production cost
    per ounce sold     $286       $251    $236     $292      $266     $284


   Three Months
    Ended                        Kori  Total South
    March 31,       Yanacocha    Kollo   America Pajingo  Kalgoorlie  Yandal
    2002
   Costs applicable
     to sales
    under GAAP        $69.2      $11.5   $80.7     $5.2     $10.8    $17.0
    Minority
     interest         (35.0)      (1.4)  (36.4)      --        --       --
    Reclamation
     accrual           (0.8)      (0.2)   (1.0)    (0.2)     (0.2)    (0.5)
    Non-Cash
     inventory
     adjustment          --         --      --     (0.6)     (1.7)    (0.5)
    Other               0.6         --     0.6       --        --       --

   Total cash cost
    for per ounce
    calculations       34.0        9.9    43.9      4.4       8.9     16.0
    Reclamation
     and other          0.8        0.2     1.0      0.8       1.9      1.0
    Depreciation,
     depletion and
     amortization      35.0        3.1    38.1      3.5       1.2      6.2
    Minority
     interest         (16.2)      (0.4)  (16.6)      --        --       --

   Total production
    cost for per ounce
    calculations      $53.6      $12.8   $66.4     $8.7     $12.0    $23.2

   Equity ounces
    sold (000)        248.1       60.6   308.7     57.0      41.1     87.1
   Equity cash cost
    per ounce sold     $137       $163    $142      $78      $214     $184
   Equity total
    production cost
    per ounce sold     $216       $212    $215     $153      $291     $267


   Three Months
    Ended              NFM     Total    Zarafshan,
    March 31,        Tanami  Australia  Uzbekistan  Minahasa Martha  Ovacik
    2002
   Costs applicable
    to sales
    under GAAP        $12.8      $45.8    $7.5     $8.3      $2.9     $3.0
    Minority
     interest          (1.7)      (1.7)     --       --        --       --
    Reclamation
     accrual           (0.2)      (1.1)   (0.1)      --      (0.2)    (0.1)
    Non-Cash
     inventory
     adjustment        (0.3)      (3.1)     --       --      (0.1)    (0.3)
    Other                --         --      --     (0.5)       --       --

   Total cash cost
    for per ounce
    calculations       10.6       39.9     7.4      7.8       2.6      2.6
    Reclamation
     and other          0.5        4.2     0.1       --       0.3      0.4
    Depreciation,
     depletion and
     amortization       3.1       14.0     2.3      2.9       1.8      0.7
    Minority
     interest          (0.5)      (0.5)     --     (0.2)       --       --

   Total production
    cost for per ounce
    calculations      $13.7      $57.6    $9.8    $10.5      $4.7     $3.7

   Equity ounces
    sold (000)         53.5      238.7    52.4     41.8      14.5     16.8
   Equity cash cost
    per ounce sold     $196       $167    $143     $183      $185     $155
   Equity total
    production cost
    per ounce sold     $256       $241    $188     $250      $327     $221


   Three Months       Total
    Ended             Other      Total   Golden       Other Non-
    March 31,     International  Gold    Grove   Kasese  Gold  Consolidated
    2002
   Costs applicable
    to sales
    under GAAP        $21.7     $319.3    $8.4     $2.0      $1.3   $331.0
    Minority
     interest            --      (38.1)     --       --        --    (38.1)
    Reclamation
     accrual           (0.4)      (4.4)     --       --        --     (4.4)
    Non-Cash
     inventory
     adjustment        (0.4)      (4.3)     --       --        --     (4.3)
    Other              (0.5)       0.1    (8.4)    (2.0)     (1.3)   (11.6)

   Total cash cost
    for per ounce
    calculations       20.4      272.6      --       --        --    272.6
    Reclamation
     and other          0.8        8.7      --       --        --      8.7
    Depreciation,
     depletion and
     amortization       7.7       95.2     0.3       --       6.7    102.2
    Minority
     interest          (0.2)     (17.3)   (0.3)      --      (6.7)   (24.3)

   Total production
    cost for per ounce
    calculations      $28.7     $359.2      --       --        --   $359.2

   Equity ounces
    sold (000)        125.5    1,400.3     n/a      n/a       n/a  1,400.3
   Equity cash cost
    per ounce sold     $163       $195     n/a      n/a       n/a     $195
   Equity total
    production cost
    per ounce sold     $229       $257     n/a      n/a       n/a     $257


    6. Reconciliation of Batu Hijau Costs Applicable to Sales to Net Cash Costs Per Pound

   Three Months Ended March 31,                       2003           2002
   Costs applicable to sales under GAAP             $21,117        $32,496
   Smelting and refining                             20,246         21,292
   Minority interest                                (18,836)       (24,698)
   Reclamation                                       (1,098)          (847)
   Total cash cost for per pound calculation         21,429         28,243
   Reclamation                                        1,098            847
   Depreciation, depletion and amortization          14,134         14,780
   Total production cost for per pound calculation  $36,661        $43,870

   Equity copper pounds sold (000)                   69,848         67,600
   Equity net cash cost per pound                     $0.31          $0.42
   Equity total production cost per pound             $0.52          $0.65


    7. Reconciliation of Golden Grove Costs Applicable to Sales to Total Copper and Zinc Cash Costs Per Pound

                                   Three Months Ended March 31,
                                 2003                       2002
                      Total     Copper    Zinc    Total    Copper     Zinc
   Costs applicable
    to sales
    under GAAP      $11,828     $7,647  $4,181   $8,544    $8,544       --
   Smelting and
    refining          7,228      3,640   3,588    2,075     2,075       --
   Total cash cost
    for per pound
    calculation     $19,056    $11,287  $7,769  $10,619   $10,619       --
   Total pounds
    sold (000)          n/a     21,289  24,913      n/a    10,135       --
   Equity cash
    cost per
    pound sold          n/a      $0.53   $0.31      n/a     $1.05       --


    8.  Gold Hedge Position - Current Maturity Summary (1) (000 ounces)

                        Australian Gold Hedge Books             Newmont Gold
                                                                 Hedge Book
            Gold Put    Gold Forward  Convertible     Sold         Price
             Option        Sales      Put Options  Combination     Capped
           Contracts     Contracts      & Other    Put Options   Contracts
                                      Instruments      (3)
                                          (2)
   Years    Ozs  Price    Ozs  Price   Ozs  Price   Ozs  Price   Ozs  Price
                  (4)           (4)          (4)          (4)           (4)
    2003    240   $306    782  $311     46   $331
    2004    291   $306    386  $307     37   $331   (30)  $353
    2005    445   $323    193  $327     82   $329  (108)  $354    500  $350
    2006    169   $349    363  $345     65   $325  (124)  $357
    2007     22   $395    361  $357    107   $345  (124)  $361
    2008     93   $367    106  $340    900   $331   (62)  $363  1,000  $384
    2009    120   $367                 300   $399                 600  $381
    2010                               208   $417
    2011                               208   $427                 250  $392
   Total/
   Average
    (1)   1,380   $328  2,191  $326  1,951   $361  (448)  $358  2,350  $377

   The mark-to-market value of the Australian gold hedge books was negative $224 million at March 31, 2003. The breakdown of this is as follows:

    *  Newmont Yandal Operations     negative $169 million; and
    *  Other                         negative $55 million


   The following table shows the approximate sensitivities of the US$ mark-to-market value of the Australian gold hedge books to certain market variables as of March 31, 2003 (actual changes in the timing and amount of the following variables may differ from the assumed changes below):


                                                          Change in
                                                       Mark-to-Market
             Market Variables    Change in Variable   Value (millions)
             A$ Interest Rates         +/-1.0%            -/+$31.9
           US$/A$ Exchange Rates     +/-US$0.01           +/-$23.3
             Gold Lease Rates          +/-1.0%             +/-$7.5
            US$ Interest Rates         +/-1.0%            -/+$11.0
            US$ Gold Price/oz.        +/-$1.00             -/+$5.9


    Notes:
    1. For more detailed descriptions, definitions and explanations, refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.
    2.  Convertible Put Options and Other are comprised of the following:
            a.  Convertible option contracts;
            b.  Knock-out/knock-in option contracts;
            c.  Indexed forward contracts; and
            d. 600,000 ounces of a US$-to-gold swap contract maturing in 2008.
    3. Sold Combination Options includes 240,000 ounces of sold convertible puts opened by a right-to-break closeout in December 2002 and 208,000 ounces of sold puts opened by a right-to-break closeout in January 2003.
    4. Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.


   Investor Information

    Corporate Address
    Newmont Mining Corporation
    1700 Lincoln Street
    Denver, CO  80203

    Telephone:    (303) 863-7414
    Facsimile:    (303) 837-5837

    Web Site
    www.newmont.com

    Stock Exchange Listings - Ticker
    New York Stock Exchange              NEM
    Toronto Stock Exchange               NMC
    Australian Stock Exchange            NEM


    NYSE Share Price Performance (Q1)

                          Jan 03      Feb 03      Mar 03      Q1 03
    High                  $30.15      $29.79      $27.25     $30.15
    Low                   $27.25      $26.85      $24.37     $24.37
    Last                  $28.95      $27.33      $26.15     $26.15


   Shareholder Information
   Please contact the respective stock transfer agent acting as transfer agent, registrar and dividend disbursing agent for the securities listed below. Information regarding shareholder accounts, dividend payments, stock transfer and related matters for the respective securities should be directed to the transfer agent listed.

    For holders of Newmont Stock (NYSE: NEM)
    Mellon Investor Services, LLC
    85 Challenger Road
    Ridgefield Park, NJ  07660

    Toll free:    (888) 216-8104
    (between 8:00 a.m. and 8:00 p.m. Eastern Time)

    Internet:     www.melloninvestor.com

    For Holders of Newmont Exchangeable Shares (TSX: NMC)
    Computershare Trust Company of Canada
    100 University Avenue, 9th Floor
    Toronto, Ontario M5J 2Y1
    Canada

    Toll-Free:    (800) 663-9097
    Telephone:    (416) 981-9633
    Internet:     caregistryinfo@computershare.com

    For Holders of Newmont CHESS Depository Interests
    (CDIs trading on ASX: NEM)
    National Shareholder Services Pty Limited
    100 Hutt Street, Adelaide 5000
    South Australia
    Australia

    Telephone:    61-8-8232-0003
    Facsimile:    61-8-8232-0072


   The Company's first quarter earnings conference call and web cast presentation is scheduled for Wednesday, May 7, 2003 beginning at 3:00 p.m. Eastern Standard Time (1:00 p.m. Mountain Standard Time).

    To participate    Dial-In Number:  (630) 395-0047
                      Leader:  Russell Ball
                      Password:  Newmont

   The conference call will also be simultaneously carried on our web site under Investor Information/Presentations and will be archived there for a limited time.


   Cautionary Statement
   This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future earnings, and the sensitivity of earnings to the gold and other metals prices; (ii) estimates of future gold and other metals production and sales, (iii) estimates of future cash costs; (iv) estimates of future cash flows, and the sensitivity of cash flows to the gold and other metals prices; (v) statements regarding future debt repayments; (vi) estimates of future capital expenditures; (vii) estimates of reserves, and statements regarding future exploration results and the replacement of reserves; and (viii) statements regarding modifications to the Company's hedge position. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, as well as political and operational risks in the countries in which we operate and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly any revisions to any "forward-looking statement" to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.